EXHIBIT 10.14
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is made this 22 day of November, 2010, by and between NYTEX Energy Holdings, Inc., a Delaware Corporation (“Company”), and Kenneth K. Conte (“Executive”).
     WHEREAS, the Company, which for the purposes of this Agreement shall mean NYTEX Energy Holdings, Inc. and all of its subsidiaries whether or not wholly-owned, wishes to employ Executive and Executive desires to continue to be employed by the Company, as Executive Vice President and Chief Financial Officer of the Company upon the terms and conditions set forth herein;
     WHEREAS, the Company and its subsidiaries are engaged in the business of oil and gas production and products and services related thereto (the “Business”).
     WHEREAS, the Company and Executive entered into an Employment Agreement dated June 1, 2010,
     WHEREAS, the Company and Executive desire to enter into a new Employment Agreement that supersedes the Employment Agreement dated November 19, 2010,
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:
     1. Employment. The Company agrees to employ Executive and Executive agrees to be employed by the Company upon the terms and conditions of this Agreement.
     2. Term of Employment. The term of Executive’s employment under this Agreement (the “Employment Term”) will commence on the date of this Agreement and, unless earlier terminated in accordance with Section 10 below, will continue for two years, ending on the second anniversary of the date of this Agreement (the “Initial Term”). At the end of the Initial Term, the Employment Term will automatically be extended for successive one-year periods (each an “Extended Term”) unless either party elects not to renew this Agreement by giving written notice of such election at least sixty days prior to the scheduled expiration of the Initial Term or then-current Extended Term, as applicable.
     3. Position and Responsibilities. Executive will be employed as “Vice President” and “Chief Financial Officer” of the Company and will perform the duties of Vice President and Chief Financial Officer as described in the Company’s Bylaws and such other executive duties for the Company and/or its subsidiaries as the Company’s Board of Directors may prescribe from time to time.
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     4. Commitment. During the Employment Term, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties herein. Nothing herein shall preclude Executive from making passive investments which do not interfere with Executive’s responsibilities to the Company and its subsidiaries. In addition, with the prior written approval of the Company’s Board of Directors, Executive may engage in more active investments or business ventures so long as such investments and ventures do not conflict or interfere with Executive’s obligations to the Company and its subsidiaries as provided in this Agreement.
     5. Compensation. The following shall constitute Executive’s “Compensation” hereunder:
     (a) Base Salary. During the Employment Term, the Company will pay Executive an initial base salary (the “Base Salary”) of $200,000.00 per year payable in accordance with the Company’s then-current executive salary payment practice. Such Base Salary may be reviewed during the Employment Period in the sole discretion of the Company’s Board of Directors, and shall not be decreased without the prior written consent of Executive.
(b) Company Vehicle. The Company will furnish the Executive with a vehicle and provide all expenses associated with the vehicle. The Executive will be responsible for proper maintenance and care of the vehicle at all times.
     (c) Incentive Compensation. Executive will be eligible for, but is not guaranteed to receive, additional compensation (“Incentive Compensation”) as determined from time to time by the Company’s Board of Directors in its sole discretion.
     (d) Insurance and Benefits. Executive will be entitled to participate in any group life and medical insurance plans, profit-sharing and similar plans, stock option plans and other fringe benefits, if and when such fringe benefits are made available to other of its senior executive officers, in accordance with the terms of such plans.
     (e) Withholding. All compensation payable to Executive under this Agreement is stated in gross amount and to the extent required by law will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.
     (f) Expenses. The Company, in accordance with its then-current policies, will pay or reimburse Executive for the expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Term in connection with the performance of Executive’s duties under this Agreement, provided that Executive must provide to the Company documentation of the expenses for which Executive seeks reimbursement.
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     (g) Vacation and Holidays. Executive will be entitled to receive paid vacation and paid holidays in accordance with then-current Company policy.
     (h) Location of Employment. Executive will be entitled to perform his duties under this Agreement at the Company’s corporate offices or such location(s) that the Company and Executive determine to be in the best interests of the Company.
     6. Trade Secret Protection.
     (a) In the course of his relationship with the Company, Executive understands and acknowledges that he will have access to confidential information, technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, lists of actual or potential customers or supplies, records, specifications, and other knowledge owned by the Company, business methods, plans, policies and/or personnel of the Company, all of which constitutes the trade secrets and proprietary information of the Company (hereinafter, “trade secrets”). Executive agrees that at no time during or after his relationship with the Company shall the Executive remove or caused to be removed from the premises of the Company any record, file, memorandum, document, equipment or like item relating to the business of the Company or its trade secrets except in furtherance of his duties to the Company, and, immediately following the termination of Executive’s relationship with the Company or at any other time at the request of the Company or any person authorized thereby, all such records, files, memoranda, documents, equipment or trade secrets then in Executive’s possession shall promptly be returned to the Company.
     (b) Executive further agrees that, during and after his relationship with the Company, he shall not without the prior written approval of the Company or any person authorized thereby, disclose to any person, other than those specifically authorized by the Company or any person authorized thereby and to whom such disclosure is reasonably necessary or appropriate in connection with the performance by him of his duties to the Company, any trade secrets obtained by him during or in furtherance of his relationship with the Company, whether or not he knows or has reason to believe will be damaging to the Company; provided, however, that the above shall not preclude disclosure of any information which is generally known to the public (other than as a direct or indirect result of unauthorized disclosure by the Executive or others similarly situated).
     7. Non-Competition.
     (a) Executive agrees that so long as he is an employee of the Company and for a period of three (3) years thereafter, he shall not, directly or indirectly, through any Company, partnership, company or any other person or entity:
     (i) compete directly or indirectly in any manner whatsoever within a one hundred mile radius around the outside boundaries of either leasehold and fee acreage held by the Company or those counties and/or parishes in which the Company conducts oilfield service operations or holds in excess of 5% ownership interests in entities and properties operated by other entities;
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     (ii) solicit, entice, persuade or induce any individual who is then or has been within the preceding three-month period an employee, officer, director, shareholder or consultant to the Company to terminate his or her employment with the Company or to become employed by or enter into contractual relations with any other individual or entity, and Executive shall not approach any such person for any purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity;
     (iii) solicit, entice, persuade or induce any individual or entity which is then or has within the preceding twelve-month period been a client, partner, customer or supplier of the Company to terminate its contractual or other relationship with the Company, and Executive shall not approach any such client, partner, customer or supplier for such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity; or
     (iv) solicit, entice, persuade or induce any employee, officer, director, shareholder or consultant to the Company to engage in any activity which, were it done by Executive, would violate any provision of this Agreement.
     (b) Executive acknowledges that because of the nature of the Company’s business and operations that the geographical restrictions contained in this Agreement and the restrictions as to specific clients or customers or prospective clients or customers are fair and reasonable.
     (c) Executive agrees that prior to the commencement of any employment or business relationship with a new employer or associate in a business similar to that of the Company, it will furnish the new employer or associate, as the case may be, with a copy of this Agreement. Executive also agrees that the Company may advise any new or prospective employer or associate of the Executive of the existence and the terms of this Agreement and furnish a copy thereof to said employer or associate.
     8. Equitable Remedies.
     (a) Executive acknowledges and agrees that the agreements and covenants set forth in Sections 6 and 7 are reasonable and necessary for the protection of the Business and other interests, that irreparable injury will result to the Company if Executive breaches any of the terms of said covenants, and that in the event of Executive’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach by him of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 8 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.
     (b) Each of the covenants in Sections 6 and 7 shall be construed as independent of any other covenants or other provisions of this Agreement.
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     (c) In the event of any judicial determination that any of the covenants in Sections 6 and 7 are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.
     9. Termination.
     (a) If there has been a material breach of this Agreement by Executive, the Company may terminate the Employment Term upon fifteen days’ prior written notice to Executive issued upon approval of the Company’s Board of Directors, Executive for this purpose not being considered a member of the Board. Executive shall have the right to cure any such breach within such fifteen-day period. Any uncured material breach shall be considered “cause” hereunder. Upon expiration of such notice period, the Employment Term will immediately end and Executive will not be entitled to receive any further compensation (whether described in Section 5 or otherwise) other than accrued but unpaid Base Salary and any vested stock options. Without limiting the generality of the foregoing, any breach by Executive of any of his obligations under Sections 6 and 7 will be deemed a material breach of this Agreement that is incapable of being cured.
     (b) Any of the following events will also be deemed a material breach of this Agreement:
     (i) Executive’s continued and deliberate neglect of, willful misconduct in connection with the performance of, or refusal to perform his duties in accordance with, Section 3 of this Agreement;
     (ii) Executive’s failure to devote his full business time to the Company’s business in accordance with Section 4 of this Agreement;
     (iii) such willful misconduct on the part of Executive that causes or is likely to cause a material financial injury to the Company, including, without limitation, embezzlement of Company funds or theft or misappropriation of the Company’s property; or
     (iv) Executive’s conviction of a felony class crime.
     (c) Without cause, the Company may terminate this agreement at any time upon ten days’ written notice to the Executive. At the Company request, the Executive will continue to perform his duties and may be paid his regular salary up to the date of termination. In addition, the Company will pay Executive a severance allowance determined by dividing Executive’s base salary compensation by 257 to compute a “daily base salary rate” and then multiplying the daily base salary rate by the product of multiplying the number of full months of Executive’s employment with the Company by 84%; less taxes and Social Security required to be withheld. At the Company’s discretion, it can pay the severance allowance in a single payment within ten days’ of Executive’s termination date or in installments equal to the then-current Executive salary payment practice.
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     (d) The Employment Term will terminate upon the death or disability of Executive. Disability of Executive will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that prevents Executive from fulfilling his duties under this Agreement for 30 consecutive days and the Company determines in good faith that such illness or other disability is likely to continue for at least the next following 60 days. If terminated for death or disability, the Company shall provide Executive, or Executive’s estate with severance pay, which shall be equal to two months of base salary compensation.
     10. General Provisions.
     (a) Amendment. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
     (b) Applicable Law. This Agreement shall be construed according to the laws of the State of Delaware. In furtherance thereof, the Company shall have all legal and equitable remedies provided by any Delaware statute dealing with Trade Secrets and the common law. It is expressly agreed that, notwithstanding such applicable law, the United States Copyright Act shall be deemed equally applicable to any breach of the terms of this Agreement by the Executive, Executive thereby waiving any claim of preemption of state law by said Act.
     (c) Enforceability. The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect or impair the other provisions herein and this Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.
     (d) Assignment. This Agreement shall inure to the benefit of and be binding upon the Company, its subsidiaries, affiliates, successors and assigns, including without limitation, any person, partnership or other entity which may acquire all or substantially all of the Company’s assets or business, or with or into which the Company may be consolidated or merged, and shall be binding upon the Executive, his successors, assigns, executors and personal representatives, except that this Agreement may not be assigned by the Executive without the prior written consent of the Company.
     (e) Termination of Prior Agreement. This Employment Agreement terminates the prior Employment Agreement dated June 1, 2010.
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     (f) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and must be delivered (i) personally, (ii) by facsimile with confirmation of transmission by the transmitting equipment, or (iii) by certified or registered mail (postage prepaid, return receipt requested), and will be deemed given when so delivered personally or by facsimile, or if mailed, three (3) days after the date of mailing, to the addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):
     If to Executive:
Mr. Kenneth K. Conte
5448 Caruth Haven #2325
Dallas, Texas 75225
     If to the Company:
NYTEX Energy Holdings, Inc.
12222 Merit Drive, Suite 1850
Dallas, Texas 75251
     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.
NYTEX Energy Holdings, Inc.

By:	/s/ Michael Galvis	/s/ Kenneth K. Conte

	President	Executive

Attest:
/s/ Georgianna Hanes
Secretary

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